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EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American Technologies Group


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-37016, 333-49605, 333-31157 and 333-92121 and 333-86524) of our report dated November 1, 2002, except Note 15, as to which the date is January 18, 2002, appearing in the Annual Report on Form 10-KSB of American Technologies Group, Inc. and subsidiaries for the year ended July 31, 2002.



                                                     /s/ CORBIN & WERTZ
Irvine, California
November 13, 2002